Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

ONE LIBERTY PLAZA

NEW YORK, NY 10006-1470

(212) 225-2000

FACSIMILE (212) 225-3999

WWW.CLEARYGOTTLIEB.COM

WASHINGTON, DC. PARIS .BRUSSELS . LONDON . MOSCOW

FRANKFURT . COLOGNE . ROME . MILAN . HONG KONG

BEIJING . BUENOS AIRES . SÃO PAULO . ABU DHABI . SEOUL

Writer’s Direct Dial: +1 212 225 2438

E-Mail: malbano@cgsh.com

LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

WILLIAM A. GROLL

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFEREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

CARMEN A. CORRALES

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL J. VOLKOVITSCH

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI. JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHORC

BOAZ S. MORAG

MARY E. ALCOCK

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

NEIL R. MARKEL

HUMAYUN KHALID

    RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

February 24, 2016

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, MA 01803

Re: Endurance International Group Holdings, Inc. on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 14,346,830 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be issued by the Company under the Constant Contact, Inc. Second Amended And Restated 2011 Stock Incentive Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further received a letter dated February 23, 2016 from David C. Bryson, the Chief Legal Officer of the Company, representing to us that the Company has available a sufficient number of shares authorized and available for issuance, together with shares authorized and issued but not outstanding, to deliver the Shares under the Plans, and are relying on such representation.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

Endurance International Group Holdings, Inc., p. 2

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plans, at prices not less than the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Michael J. Albano
Michael J. Albano